Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of this ___ day of May, 2007 (the “Effective Date”) between Modigene Inc. (f/k/a LDG, Inc.), a Nevada corporation (the “Company”), and the parties set forth on the signature page and Exhibit A hereto (each a “Purchaser” and collectively the “Purchasers”).

RECITALS:

WHEREAS, the Company and Modigene Inc., a Delaware corporation (“Modigene”), have entered into an Agreement and Plan of Merger and Reorganization, pursuant to which a newly organized, wholly-owned subsidiary of the Company has merged with and into Modigene, with Modigene remaining as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, as a condition to the consummation of the Merger, and to provide the capital required by Modigene for working capital and other purposes, the Company has offered in compliance with Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and available prospectus exemptions in Canada, to accredited investors in a private placement transaction (the “Offering”), an aggregate of [________] units (the “Units”) of the Company’s securities, at the purchase price of $1.50 per Unit (“Purchase Price”), each Unit consisting of one share of the Company’s common stock, par value $0.00001 per share (“Common Stock”), and a warrant (the “Investor Warrants”) to purchase one-quarter, or 25%, of a share of Common Stock for five years at the exercise price of $2.50 per whole share of Common Stock;

WHEREAS, the initial closing of the Offering and the Merger have taken place on the Effective Date; and

WHEREAS, the Purchasers, in connection with their purchase of Units in the Offering, have executed and delivered separate Subscription Agreements (collectively, the “Subscription Agreements”) and Investor Questionnaires (the “Investor Questionnaires”), each memorializing the Purchasers’ agreement to purchase and the Company’s agreement to sell the number of Units set forth therein at the Purchase Price, and this Agreement, pursuant to which the Company will provide certain registration rights related to the shares of Common Stock underlying the Units, including “piggyback” registration rights with respect to the shares of Common Stock issuable upon exercise of the Investor Warrants, on the terms set forth herein (the Subscription Agreements, Investor Questionnaires, and Registration Rights Agreements are collectively referred to as the “Transaction Documents”).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Market” means the NASD Over-The-Counter Bulletin Board, the Nasdaq Stock Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc.

“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Purchasers that they are required, because of the occurrence of an event of the kind described in Section 4(f) hereof, to suspend offers and sales of Registrable Common Shares during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Common Shares to be covered by such Registration Statement, if any, would be seriously detrimental to the Company and its stockholders and ending on the earlier of (1) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume; provided, that (a) the Company shall limit its use of Blackout Periods, in the aggregate, to 30 Trading Days in any 12-month period and (b) no Blackout Period may commence sooner than 60 days after the end of a prior Blackout Period.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the Commission is required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.00001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Effective Date” means the date set forth in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means each Purchaser or any of such Purchaser’s respective successors and Permitted Assigns who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or from any Permitted Assignee.

“Investor Warrants” mean the warrants issued in connection with the Purchasers’ purchase of Units in the Offering.

“Majority Holders” means at any time Holders representing a majority of the Registrable Securities.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.

“Piggyback Common Share Registration” means, in any registration of Common Stock as set forth in Section 3(b)(i), the ability of holders of Common Stock to include Registrable Common Shares in such registration.

“Piggyback Registration” means, in any registration of Common Stock referenced in Section 3(b), the right of each Holder to include the Registrable Securities of such Holder in such registration.

“Piggyback Warrant Share Registration” means, in any registration of Common Stock as set forth in Section 3(b)(ii), the ability of holders of the Investor Warrants, or Common Stock issued upon exercise of the Investor Warrants, to include Registrable Warrant Shares in such registration.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Common Shares” means the shares of Common Stock issued or issuable to each Purchaser in connection with such Purchaser’s purchase of Units pursuant to the Subscription Agreements (and not including the shares of Common Stock issuable on exercise of the Investor Warrants issued to the Purchasers in connection with their purchase of Units) but excluding (i) any Registrable Common Shares that have been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise; (ii) any Registrable Common Shares sold by a person in a transaction pursuant to a registration statement filed under the Securities Act, or (iii) any Registrable Common Shares that are at the time subject to an effective registration statement under the Securities Act.

“Registrable Securities” means the Registrable Common Shares together with the Registrable Warrant Shares.

“Registrable Warrant Shares” means the shares of Common Stock issued or issuable to each Purchaser on exercise of the Investor Warrants issued to the Purchasers in connection with their purchase of Units but excluding (i) any Registrable Warrant Shares that have been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise; (ii) any Registrable Warrant Shares sold by a person in a transaction pursuant to a registration statement filed under the Securities Act, or (iii) any Registrable Warrant Shares that are at the time subject to an effective registration statement under the Securities Act.

“Registration Default Date” means the date that is 180 days after the Registration Filing Date.

“Registration Default Period” means the period following the Registration Default Date during which any Registration Event occurs and is continuing.

“Registration Event” means the occurrence of any of the following events:

(a) the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;

(b) the Registration Statement is not declared effective by the Commission on or before the Registration Default Date;

(c) after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) except as excused pursuant to Section 3(a); or

(d) the Common Stock generally or the Registrable Common Shares specifically are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than two full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) is suspended or halted on the Approved Market for any length of time.

“Registration Filing Date” means the date that is 120 days after the Effective Date.

“Registration Statement” means the registration statement that the Company is required to file pursuant to this Agreement to register the Registrable Common Shares.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Subscription Agreement” means each of the Subscription Agreements, each dated as of the date hereof, between the Company and the Purchaser named therein setting forth the terms and conditions of the Company’s offer of Units and the purchase of Units by the Purchaser that is party to such Subscription Agreements.

“Trading Day” means any day on which the national securities exchange, the Nasdaq Stock Market, the NASD Over-The-Counter Bulletin Board or such other securities market or quotation system, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

“Units” has the meaning given it in the second recital of this Agreement.

2. Term. This Agreement shall continue in full force and effect for a period of two years from the Effective Date, unless terminated sooner hereunder.

3. Registration.

(a) Registration on Form SB-2. Not later than the Registration Filing Date, the Company shall file with the Commission a Registration Statement on Form SB-2, or other applicable form, relating to the resale by the Holders of all of the Registrable Common Shares, and the Company shall use its best efforts to cause such Registration Statement to be declared effective prior to the Registration Default Date; provided, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so.

(b) Piggyback Registration.

(i) Piggyback Common Share Registration. If the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8) or (ii) a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, or similar event, the Company shall promptly give to the Holders written notice thereof (and in no event shall such notice be given less than 20 calendar days prior to the filing of such registration statement), and shall, subject to Section 3(c), include as a Piggyback Registration all of the Registrable Common Shares specified in a written request delivered by the Holder thereof within 10 calendar days after receipt of such written notice from the Company. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

(ii) Piggyback Warrant Share Registration. If after the SEC Effective Date, the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8) or (ii) a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, or similar event, the Company shall promptly give to the Holders written notice thereof (and in no event shall such notice be given less than 20 calendar days prior to the filing of such registration statement), and shall, subject to Section 3(c), include as a Piggyback Registration all of the Registrable Warrant Shares specified in a written request delivered by the Holder thereof within 10 calendar days after receipt of such written notice from the Company. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

(c) Underwriting. If a Piggyback Registration is for a registered public offering that is to be made by an underwriting, the Company shall so advise the Holders of the Registrable Common Shares and the Registrable Warrant Shares eligible for inclusion in such Registration Statement pursuant to Sections 3(b)(i) and (ii), respectively. In that event, the right of any Holder to Piggyback Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Common Shares or the Holder’s Registrable Warrant Shares in the underwriting to the extent provided herein. All Holders proposing to sell any of their Registrable Securities through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company or the selling stockholders, as applicable. Notwithstanding any other provision of this Section, if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to include their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so), and indicate to each such Holder the number of shares of Registrable Securities that may be included in the registration and underwriting, if any. The number of shares of Registrable Securities to be included in such registration and underwriting shall be allocated among such Holders as follows:

(i) If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein; and

(ii) If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company (other than the Holders), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand and then, subject to obligations and commitments existing as of the date hereof, to all other selling stockholders, including the Holders, who have requested to sell in the registration, on a pro rata basis according to the number of shares requested to be included.

No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw his or her Registrable Securities therefrom by delivering a written notice to the Company and the underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

(d) Other Registrations. Before the SEC Effective Date, the Company will not, without the prior written consent of the Majority Holders, file any other registration statement with the Commission or request the acceleration of any other registration statement filed with the Commission, and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Holder for the resale of any Registrable Common Shares, the Company shall not, without the prior written consent of the Majority Holders, file any other registration statement or any amendment thereto with the Commission under the Securities Act or request the acceleration of the effectiveness of any other registration statement previously filed with the Commission, other than (i) any registration statement on Form S-8 or Form S-4 and (ii) any registration statement or amendment which the Company is required to file or as to which the Company is required to request acceleration pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

(e) Occurrence of Registration Event. If a Registration Event occurs, then the Company will make payments to each Holder (a “Qualified Purchaser”), as partial liquidated damages for the minimum amount of damages to the Qualified Purchaser by reason thereof, and not as a penalty, at a rate equal to 1.25% of the Purchase Price per share of Registrable Common Shares then held by each Qualified Purchaser for each full period of 30 days of the Registration Default Period (which shall be pro rated for any period less than 30 days); provided, however, if a Registration Event occurs (or is continuing) on a date more than one-year after the Qualified Purchaser acquired the Registrable Common Shares (and thus the one-year holding period under Rule 144(d) has elapsed), liquidated damages shall be paid only with respect to that portion of the Qualified Purchaser’s Registrable Common Shares that cannot then be immediately resold in reliance on Rule 144. Notwithstanding the foregoing, the maximum amount of liquidated damages that may be paid to any Qualified Purchaser pursuant to this Section 3(e) shall be an amount equal to 12.5% of the Purchase Price per share of Registrable Common Shares held by such Qualified Purchaser at the time of the first occurrence of the Registration Events. Each such payment shall be due and payable within five days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five days after such termination. Such payments shall constitute the Qualified Purchaser’s exclusive remedy for such events. The Registration Default Period shall terminate upon (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Qualified Purchaser to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event, and (v) in the case of the events described in clauses (b) and (c) of the definition of Registration Event, the earlier termination of the Registration Default Period. The amounts payable as partial liquidated damages pursuant to this Section 3(e) shall be payable in lawful money of the United States. Amounts payable as liquidated damages to each Qualified Purchaser hereunder with respect to each share of Registrable Common Shares shall cease when the Qualified Purchaser no longer holds such Registrable Common Shares or all such Registrable Common Shares can be immediately sold by the Qualified Purchaser in reliance on Rule 144(k).

4. Registration Procedures for Registrable Common Shares. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a) prepare and file with the Commission with respect to the Registrable Common Shares, a Registration Statement on Form SB-2, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Common Shares in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and shall remain effective for a period of two years or for such shorter period ending on the earlier to occur of (i) the sale of all Registrable Common Shares and (ii) the availability under Rule 144(k) for the Holder to sell the Registrable Common Shares (the “Effectiveness Period”);

(b) if the Registration Statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

(d) furnish, without charge, to each Holder of Registrable Common Shares covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may require to consummate the disposition of the Registrable Common Shares owned by such Holder, but only during the Effectiveness Period;

(e) use its commercially reasonable best efforts to register or qualify such registration under such other applicable securities or blue sky laws of such jurisdictions as any Holder of Registrable Common Shares covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Common Shares (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Common Shares owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Common Shares, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Common Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g) comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(h) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Common Shares being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i) use its best efforts to cause all the Registrable Common Shares covered by the Registration Statement to be quoted on the NASD OTC Bulletin Board or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

(j) provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

(k) cooperate with the Holders of Registrable Common Shares being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Common Shares to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Common Shares to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(l) during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Common Shares by reason of the limitations set forth in Regulation M under the Exchange Act; and

(m) take all other reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Common Shares pursuant to the Registration Statement.

5. Suspension of Offers and Sales. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Common Shares included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Common Shares current at the time of receipt of such notice.

6. Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any underwritten registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided in this Section and Section 9, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

7. Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Common Shares with respect to which such rights are being transferred or assigned.

8. Information by Holder. Holders included in any registration shall furnish to the Company such information as the Company may reasonably request in writing regarding such Holders and the distribution proposed by such Holders.

9. Indemnification.

(a) In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, that, the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

(b) As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 9 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) that arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by the Holder through an instrument duly executed by or on behalf of the Holder specifically stating that it is for use in the preparation thereof, and such Holder shall reimburse the Company, and each such director, officer, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity agreement found in this Section 9 shall in no event exceed the net proceeds from the Offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(d) If an indemnifying party does or is not permitted to assume the defense of an action pursuant to Sections 9(c) or in the case of the expense reimbursement obligation set forth in Sections 9(a) and (b), the indemnification required by Sections 9(a) and 9(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

(e) If the indemnification provided for in Section 9(a) or 9(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f) Other Indemnification. Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

10. Rule 144. For a period of at least 24 months following the Effective Date, the Company will use its commercially reasonable best efforts to timely file all reports required to be filed by the Company after the date hereof under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell shares of Common Stock under Rule 144.

11. Independent Nature of Each Purchaser’s Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute such Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

12. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States of America, both substantive and remedial, without regard to Delaware conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assigns, executors and administrators of the parties hereto. In the event the Company merges with, or is otherwise acquired by, a direct or indirect subsidiary of a publicly traded company, the Company shall condition the merger or acquisition on the assumption by such parent company of the Company’s obligations under this Agreement.

(d) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(e) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(f) Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company to:

Modigene Inc.
8000 Towers Crescent Drive
Suite 1300
Vienna, VA 22182
Attention: Shai Novik, President
Facsimile: (703) 288-0070

with copy to:

Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
333 West Wacker Drive, Suite 2700
Chicago, IL 60606
Attn: Gretchen Trofa, Esq.
Facsimile: (312) 984-3150

After May 28, 2007:

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, IL 60606
Attn: Gretchen Trofa, Esq.
Facsimile: (312) 984-3150

If to the Purchasers:

To each Purchaser at the address set forth on Exhibit A

or at such other address as any party shall have furnished to the other parties in writing.

(g) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(i) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders. The Purchasers acknowledge that by the operation of this Section, the Majority Holders may have the right and power to diminish or eliminate all rights of the Purchasers under this Agreement.

(k) Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Majority Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

[SIGNATURE PAGES FOLLOW]

This Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:

MODIGENE, INC.

By:
Name:	Shai Novik
Its:	President

[SIGNATURE PAGE OF PURCHASER FOLLOWS]

This Registration Rights Agreement is hereby executed as of the date first above written.

PURCHASER (Individual)

(Print Name)

PURCHASER (Entity)

By:

Name:
(Print Name)
Its:
(Print Title)